Exhibit 99.1

Corporate Headquarters

Corporate Policy Statement CPS-730

Revision: 5

Effective:

Copyright 2014 Lockheed Martin Corporation

Current policies and procedures are on the Lockheed Martin Intranet

Compliance with the Anti-Corruption Laws

Introduction and Responsibilities

Description of the Foreign Corrupt Practices Act

Description of the U.K. Bribery Act

Other Anti-Corruption Laws

Operational Directions

Financial and Accounting Directions

Hospitality Guidelines

Training

Corporate Internal Audit

Form C-730-1, Internal Certification to the VP & Controller—Compliance with the Anti-Corruption Laws

Form C-730-2, International Business Venture Anti-Corruption Questionnaire

Form C-730-3, Anti-Corruption Law Certification

Form C-730-4, International Subcontractor Anti-Corruption Questionnaire

General Applicability Statement

1.0 Policy

1.1 Lockheed Martin Corporation will conduct every international business transaction with integrity, regardless of differing local manners and traditions, and will comply with:

•	The laws and regulations of the United States, particularly the Foreign Corrupt Practices Act (FCPA);

•	The anti-corruption laws and regulations of those countries in which the Corporation operates, including the U.K. Bribery Act of 2010;

•	The Consent Decree dated April 13, 1976, between Lockheed Aircraft Corporation and the Securities and Exchange Commission;

•	Lockheed Martin policies and procedures; and

•	The Lockheed Martin Code of Ethics and Business Conduct, Setting the Standard.

1.2 Any real or apparent inconsistency between U.S. and foreign anti-corruption laws must be referred to the Vice President & General Counsel - Lockheed Martin International or designee for resolution. Any questions regarding compliance with these laws or this Policy Statement must be referred to the element’s Legal Counsel, who will consult with the Vice President & General Counsel - Lockheed Martin International or designee as necessary.

2.0 Applicability

2.1 This policy applies to all directors, officers, and employees of the Corporation and all of its wholly owned subsidiaries and, by written agreement flowing down all appropriate provisions, to any representative, distributor, reseller, consultant, offset broker, or any other person or firm by whatever name known, of U.S. or any other nationality, who has or is likely to have contact with a foreign customer (including contact in the U.S.) and is retained to provide services directly related to obtaining, retaining, or facilitating business or business opportunities, in or with any foreign country or foreign firm (“consultant”), as defined in CRX-011, International Consultants.

2.2 The Responsible Officer, with the assistance of the Vice President & General Counsel - Lockheed Martin International or designee, must ensure that entities controlled (but not wholly owned) by the Corporation (normally an ownership interest over 50%) adopt policies implementing this policy, and that entities in which the Corporation has a substantial (but not controlling) ownership interest (i.e., 20%-50%), have adopted appropriate controls and are taking the steps necessary to comply with the FCPA, the U.K. Bribery Act, and other applicable anti-corruption laws (collectively the “Anti-Corruption Laws”) by all of their directors, officers, employees, and consultants. The “Responsible Officer” is the element’s senior executive.

3.0 Introduction and Responsibilities

3.1 Brief descriptions of the FCPA, the U.K. Bribery Act, and other Anti-Corruption Laws are in sections 4.0, 5.0, and 6.0, respectively. For guidance on providing gifts and hospitality to U.S. government officials and non-government entities in accordance with U.S. law, refer to CPS-008, Gifts, Gratuities, and Other Business Courtesies. Operational directions designed to ensure that the Corporation and its personnel comply fully with both the spirit and the letter of the Anti-Corruption Laws are in section 7.0. Instructions designed to ensure compliance with the financial and accounting provisions of the FCPA are in section 8.0. Form C-730-1 is an example of the Internal Certification to the Vice President & Controller—Compliance with the Anti-Corruption Laws, which must be signed annually by the Responsible Officer. The Hospitality Guidelines in section 9.0 provide directions on furnishing hospitality to foreign officials and quarterly and annual reporting requirements. Training requirements are addressed in section 10.0.

3.2 It is the individual responsibility of each director, officer, employee, and consultant of the Corporation and its wholly owned subsidiaries, by action and supervision as well as continuous review, to ensure strict compliance with this policy. Any violation of this policy may result in disciplinary action, up to and including termination.

3.3 Any officer or employee who suspects or becomes aware of any violation of this policy must immediately report the violation to the Responsible Officer. Any director who suspects or becomes aware of any violation of this policy must immediately report the violation to the chairman of the Audit Committee and the Senior Vice President, General Counsel & Corporate

Secretary, who will cause an investigation to be conducted. Agreement monitors must direct consultants to inform them immediately of any suspected violation. The agreement monitor must immediately report the suspected violation to the Responsible Officer. The Responsible Officer, upon receiving a report from an officer, employee, or agreement monitor, must immediately inform the element’s Legal Counsel, who will cause an investigation to be conducted. The Responsible Officer also must report the suspected violation in writing to the Vice President & General Counsel - Lockheed Martin International or designee with a copy to the element’s Legal Counsel. Alternatively, any officer, employee, or consultant who suspects or becomes aware of any violation of this policy may report it directly to the Vice President & General Counsel - Lockheed Martin International or designee, the corporate Vice President Ethics & Sustainability, or the element’s Ethics Officer or through the Ethics Helpline (anonymously, if desired). Lockheed Martin prohibits retaliation against anyone who reports misconduct in good faith.

3.4 The Vice President & General Counsel - Lockheed Martin International or designee is responsible for giving advice on the interpretation and application of the Anti-Corruption Laws and this policy and helping element Legal Counsel, the business area Vice Presidents & General Counsels, the business area Executive Vice Presidents, and the Senior Vice President Corporate Strategy & Business Development ensure that the affected personnel are fully informed of the requirements and prohibitions of the Anti-Corruption Laws and this policy.

3.5 Each business area Vice President & General Counsel and Executive Vice President is responsible for ensuring that all affected business area personnel are fully informed of the prohibitions and requirements of the Anti-Corruption Laws and this policy, and for adopting and enforcing appropriate controls and taking the steps necessary to effect compliance with this policy by all officers, employees, and consultants in the business area. The Senior Vice President Corporate Strategy & Business Development, with the assistance of the Vice President & General Counsel - Lockheed Martin International or designee, is responsible for ensuring that all Corporate Strategy & Business Development personnel are fully informed of the prohibitions and requirements of the Anti-Corruption Laws and this policy, and for adopting and enforcing appropriate controls and taking the steps necessary to effect compliance with this policy by all officers, employees, and consultants in Corporate Strategy & Business Development.

3.6 Before acquiring an ownership interest of 20% or more in an entity, the Senior Vice President Corporate Strategy & Business Development (for corporate acquisitions) or the appropriate business area Executive Vice President or designee (for other acquisitions, including interest in joint ventures) must ensure that the Vice President & General Counsel - Lockheed Martin International or designee is advised of the controls that are proposed to be implemented to ensure compliance with this policy.

4.0 Description of the Foreign Corrupt Practices Act

Accounting and Recordkeeping Controls

4.1 The FCPA requires certain U.S. companies, including Lockheed Martin, to establish accounting and recordkeeping controls that will prevent the use of “slush funds” and “off-the-books” accounts, which have been used in the past by some companies as a means of making and concealing questionable foreign payments. In particular, the FCPA requires companies to establish and keep books, records, accounts, and controls that accurately and fairly reflect their transactions and disposition of their assets. The FCPA also requires all directors, officers, and employees of the Corporation to record accurately, and in a fully transparent manner, all expenses incurred by the Corporation regardless of the amount.

Anti-Bribery Provisions (Prohibitions)

4.2 The FCPA prohibits U.S. persons (and non-U.S. persons while in the United States) from corruptly promising, authorizing, offering, or giving money or anything of value, directly or indirectly through agents or intermediaries, to foreign officials to assist in “obtaining or retaining business.” Specifically, the FCPA prohibits any act corruptly done in furtherance of an offer, payment, promise to pay, gift, promise to give, or authorization of the giving of “anything of value” to:

•	Any foreign official (see paragraph 4.10);

•	Any foreign political party or party official or any candidate for foreign political office; or

•	Any person (including any consultant), while knowing (or being aware of a high probability) (see paragraph 4.12 for the FCPA’s knowledge standard) that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, any foreign political party or party official, or any candidate for foreign political office for purposes of (a) influencing any act or decision or inaction of the foreign official, foreign political party, party official, or candidate for foreign political office or securing any improper advantage; or (b) inducing such foreign official, party, party official, or candidate to use his, her, or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist in obtaining or retaining business for or with, or directing business to, any person.

Facilitating Payments and Affirmative Defenses

4.3 The FCPA contains a limited exception for facilitating or expediting payments to any foreign official, political party, or party official, “the purpose of which is to expedite or secure performance of a routine governmental action.” The term “routine governmental action” does not include any decision by a foreign official on whether, or on what terms, to award new business to or continue business with a particular party, or any action taken by a foreign official involved in the decision-making process to encourage a decision to award new business or to continue business with a particular party. It also does not include misuse or abuse of a foreign official’s discretionary authority or deviation from the foreign official’s official duties. Lockheed Martin prohibits facilitating payments. Personal Safety Payments are allowed as provided in paragraphs 7.8-7.11.

4.4 The FCPA also contains two affirmative defenses for:

•	“Reasonable and bona fide” expenditures, such as travel and lodging expenses, incurred by or on behalf of a foreign official, party, party official, or candidate that are directly related to the promotion, demonstration, or explanation of products or services or the execution or performance of a contract with a foreign government or agency of a foreign government; and

•	Payments to foreign officials that are lawful under the written laws and regulations of the foreign official’s country.

4.5 Regardless of the FCPA, the facilitating payment exception and the affirmative defenses to the prohibitions in paragraph 4.2 cannot be used or relied upon except in accordance with the Operational Directions in section 7.0.

Penalties—Fines and Imprisonment

4.6 The FCPA’s penalties for violation of the anti-bribery provisions include fines of up to $2,000,000 per violation for companies and fines of up to $100,000 and/or imprisonment for up to five years per violation for individuals. The FCPA prohibits a company from reimbursing a director, officer, employee, or consultant for the amount of the fine involved. Individuals are subject to criminal liability under the FCPA regardless of whether the company has been found guilty or prosecuted for a violation.

Applicability

4.7 As amended in 1998, the jurisdictional reach of the FCPA extends to “any person,” including any foreign person or firm, that commits a prohibited act in the United States. The FCPA applies to foreign nationals, foreign corporations (including foreign subsidiaries of U.S. companies), and other foreign entities whose directors, officers, employees, or agents commit a corrupt act while in the United States.

4.8 The FCPA, as amended, also applies to U.S. nationals and U.S. companies that commit prohibited acts outside the United States, regardless of the use of any instrumentality of interstate commerce. A U.S. company may be held liable for the acts of its directors, officers, employees, or agents (including its foreign subsidiaries) outside the United States, regardless of the nationality of the person taking the action and regardless of the use of an instrumentality of interstate commerce.

4.9 A U.S. company may be held vicariously liable under the FCPA for the corrupt conduct of its foreign subsidiaries outside the United States if the U.S. company authorized or participated in the conduct. Any U.S. national who is a director, officer, employee, or agent of a foreign subsidiary also may be held liable under the FCPA for acts in furtherance of the bribery of a foreign official, whether or not such acts are performed within or outside the territory of the United States.

Key Terms

4.10 As used in this policy, “foreign official” means:

•	Any officer or employee of a foreign (U.S. or non-U.S.) government, its armed forces, or any department, agency, or instrumentality of a foreign government, such as a state-owned or -controlled company;

•	Any person acting in an official capacity for or on behalf of that government or department, agency, or instrumentality; and

•	Any official, employee, or person acting on behalf of a public international organization such as the World Bank or the European Community.

4.11 The prohibition against payments to foreign officials includes offering or giving “anything of value” with the intent of corruptly influencing the official’s actions to assist in obtaining or retaining business. The thing of value given can be of any kind, not just money, and there is no minimum amount or threshold of value that must be exceeded before the gift, travel, entertainment, or payment becomes illegal.

4.12 It is unlawful under the FCPA to make a payment to a third party intermediary, while knowing that all or a portion of the payment will go directly or indirectly to a foreign official. Intermediaries may include joint venture partners, consultants, teammates, or other persons acting on behalf of the Corporation. Under the FCPA, “knowing” conduct requires awareness or a firm belief that the agent, representative, or other third party is making a corrupt payment, or a substantial certainty that this will occur. The FCPA knowledge standard also is met where there is awareness of a high probability that the corrupt payment will be made, unless there is actual belief to the contrary. Willful ignorance (sticking one’s head in the sand) is not excused. There may be circumstances in which a director, officer, employee, or consultant of the Corporation becomes aware of facts which, while in and of themselves do not cause the individual either to know or believe that a foreign official will be the ultimate recipient of a bribe, should cause suspicion. In these circumstances, if the individual fails to take steps to allay that suspicion, he or she may risk prosecution under the FCPA, as the director, officer, employee, or consultant may be accused of having had the requisite knowledge for a violation.

4.13 Although the FCPA does not define “instrumentality” of a foreign government, the term should be construed to include entities that are wholly or partially owned by a foreign government, such as the Saudi Arabian Airlines Corporation (“Saudia”) or a specially chartered private corporation entrusted with quasi-governmental functions, as well as organizations such as ARABSAT, because the majority of the membership of those organizations is composed of foreign governments and quasi-governmental entities. An entity partially owned by a foreign government will be deemed to be an “instrumentality” for FCPA purposes under this policy when the foreign government holds the majority of the entity’s subscribed capital, controls the majority of the votes attached to the shares issued by the entity, or can appoint the majority of the entity’s administrative or managerial body or supervisory board. An entity also will be deemed to be an “instrumentality” under this policy where the foreign government has a significant ownership interest representing less than a majority but is the single largest shareholder, has the power to appoint board members (less than a majority), combined with negative veto powers, and has the power to exercise effective or de facto control. This list is not exhaustive. Questions about whether an entity is an instrumentality must be referred for resolution to the element’s Legal Counsel who will consult with the Vice President & General Counsel - Lockheed Martin International or designee as necessary.

5.0 Description of the U.K. Bribery Act

Commercial Bribery

5.1 Unlike the FCPA, the U.K. Bribery Act also prohibits bribery in the private sector. The U.K. Bribery Act prohibits:

•	Offering, promising, or giving a financial or other advantage to another person, whether a national of the U.K., U.S. or elsewhere, with the intention of inducing or rewarding a person to perform certain functions improperly, where there is an expectation that those functions are to be performed in good faith, impartially, or in a position of trust; and

•	Requesting, agreeing to receive, or accepting a financial or other advantage from another person whether a national of the U.K., U.S. or elsewhere, intending that, in consequence, a relevant function or activity (as explained above) should be performed improperly or as a reward for the improper performance of a relevant function.

Accordingly, in order to comply with the U.K. Bribery Act, the provisions and principles relating to activities involving “foreign officials” in this policy also must be taken into account when dealing with private persons (both in the U.S. and elsewhere).

Bribery of a Foreign Public Official

5.2 Like the FCPA, the U.K. Bribery Act prohibits persons from offering, promising, or giving a financial or other advantage to a foreign public official with the intent to influence the official in his or her capacity as such and with the intent to obtain or retain business or an advantage in the conduct of business. The term “foreign public official” includes individuals holding a legislative, administrative, or judicial position, whether appointed or elected, of a country or territory outside the U.K.; individuals exercising a public function (e.g., public agencies and state-owned enterprises) outside of the U.K.; and officials or agents of public international organizations.

Failure to Prevent Bribery by Commercial Organizations

5.3 The U.K. Bribery Act makes it a crime for commercial organizations, such as Lockheed Martin, to fail to prevent bribery by persons associated with the organization. A commercial organization will be criminally liable if a person associated with it offers, promises, or gives a financial or other advantage to another person to obtain or retain business or a business advantage for the organization. A “person associated with the organization” is a person or firm that performs services for or on behalf of the organization and includes employees, agents, and subsidiaries.

Adequate Procedures Defense

5.4 It is a defense to the failure to prevent bribery offense if the commercial organization can demonstrate that it had adequate procedures in place designed to prevent persons associated with the organization from undertaking such bribery. These adequate procedures should be based on the six broad principles for bribery prevention provided by U.K. government guidance:

•	Proportionate procedures – that a corporation has anti-bribery procedures that are proportionate to the corporation’s bribery risks and to the nature, scale, and complexity of the corporation’s operations;

•	Top level commitment – that a corporation has top level management who are committed to preventing bribery and who foster a culture where bribery is unacceptable;

•	Risk assessment – that a corporation conducts an informed assessment of the nature and extent of potential bribery risks on a regular basis and documents those efforts;

•	Due diligence – that a corporation applies proportionate due diligence procedures to mitigate identified bribery risks;

•	Communication – that a corporation communicates its bribery prevention policies and procedures to its members, including through training, in a manner that is proportionate to the corporation’s bribery risks; and

•	Monitoring and review – that a corporation monitors and reviews its anti-bribery procedures and makes improvements where necessary.

5.5 This policy (CPS-730) is part of Lockheed Martin’s adequate procedures designed to prevent bribery. Understanding and following this policy are therefore critical.

Hospitality and Promotional Expenditures

5.6 Reasonable and proportionate incidental business hospitality of a small value which seeks to improve Lockheed Martin’s image, to better present Lockheed Martin’s services, or to establish a cordial business relationship is permissible under the U.K. Bribery Act, provided that the purpose of the hospitality is not to induce improper action or secure an improper business advantage. Whether the hospitality is provided for bona fide reasons and the reasonableness and proportionality of the hospitality will be determined by the surrounding circumstances.

Facilitating Payments

5.7 Unlike the FCPA, the U.K. Bribery Act does not contain an exception for facilitating payments. Offering, promising, or giving a financial or other advantage, regardless of its size or amount, to any foreign public official is a violation of the U.K. Bribery Act if it is done with the intent to influence the foreign public official in his or her official capacity and to obtain or retain business or a business advantage. Similarly, offering, promising, or giving a financial or other advantage, including a payment, regardless of its size or amount, to another person violates the general bribery provisions of the U.K. Bribery Act if it is done with the intent to induce or reward improper performance of a relevant function or activity, or when knowing or believing that acceptance of the advantage would itself constitute the improper performance of a relevant function or activity. Lockheed Martin prohibits facilitating payments. Personal Safety Payments are allowed as provided in paragraphs 7.8-7.11. A payment made by an individual who reasonably believes that his or her health or safety would be threatened without the payment is not a prohibited facilitating payment under this policy.

Penalties and Imprisonment

5.8 Persons convicted of commercial bribery or bribery of a foreign public official are subject to imprisonment up to 10 years and an unlimited fine. Commercial organizations convicted of commercial bribery or bribery of a foreign public official are subject to an unlimited fine and debarment from contracts under Article 45 of the E.U. Public Sector Directive. Commercial organizations convicted of failure to prevent bribery are subject to an unlimited fine. Additionally, senior officers (directors, managers, company secretaries, or similar officers) of a corporation that commits an offense of either commercial bribery or bribery of a foreign public official also may be guilty of the offense if it was committed with the consent or connivance of that senior officer.

Applicability

5.9 The U.K. Bribery Act provisions related to commercial bribery and bribery of foreign officials (including U.S. public officials) apply to offenses committed in the U.K. and offenses committed outside of the U.K. where the person has a close connection with the U.K. (e.g., a British citizen or other category of passport holder, a person ordinarily resident in the U.K., or an entity incorporated in the U.K.). Provisions related to the failure to prevent bribery extend to organizations incorporated or formed in the U.K. and organizations carrying on a business or part of a business in the U.K., regardless of the place of incorporation or where the offense is committed. For example, Lockheed Martin could be subject to liability for bribes paid in a third country because it carries on a business or part of a business in the U.K. Lockheed Martin could be regarded as carrying on a business or part of a business in the U.K. if it has a demonstrable business presence in the U.K.

6.0 Other Anti-Corruption Laws

All countries that signed the Organization for Economic Cooperation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions have adopted laws criminalizing bribery of foreign officials. Additionally, many other countries have adopted anti-corruption laws. Click here to view the list of countries that signed the Convention.

7.0 Operational Directions

Application

7.1 These Operational Directions apply to all directors, officers, and employees of the Corporation and all of its wholly owned subsidiaries and others to whom this policy applies by written agreement. These Operational Directions will control, even though local law or custom may permit business standards that are less exacting. At times, observance of the Directions may place the Corporation in a noncompetitive position. However, strict compliance with the Directions and their underlying policies and goals is of greater value to the Corporation than any business which may be lost.

Specific Prohibitions and Requirements

7.2 Unless permitted by this policy, no offer, payment, promise to pay, or authorization to pay or provide any money, gifts, entertainment, travel, or anything of value will be made by or on behalf of the Corporation to:

•	Any foreign official, including any member of the armed forces, and including any official, employee, or person acting on behalf of a public international organization;

•	Any foreign political party, official of a foreign political party, or candidate for foreign political office; or

•	Any person, while knowing or being aware of a high probability that all or a portion of any payment will be offered, given or promised, directly or indirectly, to any of the above.

7.3 In accordance with the Anti-Corruption Laws, CPS-008, Gifts, Gratuities, and Other Business Courtesies, and CPS-716, Compliance with the Anti-Kickback Act of 1986, Lockheed Martin prohibits all commercial bribery in the private sector in connection with its business anywhere in the world. Specifically, all directors, officers, and employees of the Corporation and all of its wholly owned subsidiaries, and others to whom this policy applies by written agreement are prohibited from (a) offering, promising or giving a bribe in any form (money, business courtesy, or kickback) to another person; and (b) requesting, agreeing to receive or accepting a bribe in any form (money, business courtesy, or kickback) from another person in connection with any current or prospective Lockheed Martin commercial business for the purpose of improperly obtaining or rewarding favorable treatment. “Business courtesies” are gifts, gratuities, favors, benefits, loans, commissions, discounts, forbearances, or other tangible or intangible items having monetary value for which fair market value is not paid by the recipient. Such courtesies include but are not limited to cash, honoraria, entertainment and recreation (tickets, passes, fees, etc.), services, training, transportation, discounts, promotional items, lodging, meals, drinks, door prizes, or use of a donor’s time, materials, equipment, or facilities.

7.4 The prohibitions apply to payments, gifts, and entertainment on behalf of the Corporation, whether or not they involve the use of corporate resources (e.g., personal expenditure or entertainment).

7.5 Questions as to whether foreign government-owned or -controlled commercial enterprises are government instrumentalities for purposes of this policy must be referred for resolution to the element’s Legal Counsel who will consult with the Vice President & General Counsel - Lockheed Martin International or designee as necessary.

Facilitating Payments and Affirmative Defenses

7.6 Although the FCPA permits facilitating or expediting payments of money, gifts, or other things of value to foreign officials, Lockheed Martin prohibits such facilitating or expediting payments because they are illegal under the U.K. Bribery Act and the laws of many other countries. If any Lockheed Martin director, officer, employee, or consultant believes that a facilitating or expediting payment must be made, the element’s Legal Counsel and the Vice

President & General Counsel - Lockheed Martin International or designee must be consulted in advance to try to find a solution that does not include the making of the payment. Personal Safety Payments are allowed as provided in paragraphs 7.8-7.11.

7.7 Except for hospitality provided in accordance with section 9.0, no director, officer, employee, or consultant of the Corporation may rely on either of the FCPA’s affirmative defenses, described in paragraph 4.4, without the prior written approval of the Vice President & General Counsel - Lockheed Martin International or designee.

Personal Safety Payments

7.8 Lockheed Martin recognizes that its personnel operating outside of the U.S. may confront situations where payment is demanded to avoid physical harm. In these very limited circumstances, “Personal Safety Payments” may be made. Examples of such circumstances include:

•	Being stopped by persons claiming to be police, military, or paramilitary personnel, who demand payment as a condition of passage of persons;

•	Being threatened with imprisonment for a routine traffic or visa violation unless a payment is made; and

•	Being asked by persons claiming to be security personnel, immigration control, or health inspectors to pay for (or to avoid) an allegedly required inoculation or similar procedure.

7.9 Only under these or similar circumstances, and only where there is an imminent threat to the health or safety of Lockheed Martin personnel, may a Personal Safety Payment be made without prior approval.

7.10 If the need for a Personal Safety Payment can be anticipated, or if circumstances permit, the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee should be consulted before making any payment.

7.11 After a Personal Safety Payment is made, and as soon as possible (but no more than seven days) after the danger has passed, the payment must be reported to the element’s Legal Counsel and the Vice President & General Counsel - Lockheed Martin International or designee, and on an expense report, reflecting accurately the amount paid, the recipient, the means of payment, and the circumstances under which the payment was made. The element’s Legal Counsel will investigate and document the circumstances surrounding the Personal Safety Payment and work with Finance to ensure that the payment is promptly and accurately recorded in the Corporation’s books and records. A copy of the report documenting the investigation will be provided to the Vice President & General Counsel - Lockheed Martin International or designee by the element’s Legal Counsel.

Hospitality

7.12 Provision of hospitality, transportation, meals, lodging, models, or mementos of reasonable value must comply with the Hospitality Guidelines (section 9.0) issued by the Vice President & General Counsel - Lockheed Martin International or designee. If the proposed hospitality is clearly within the guidelines (including the Hospitality Rules for Foreign Officials described in section 9.0), no prior written approval is required. Otherwise, the prior written approval of the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee must be obtained. Elements may require additional approvals.

Political and Charitable Contributions

7.13 Consistent with CPS-004, Political Activity, under no circumstances will any money, assets, property, or other thing of value of the Corporation or any of its subsidiaries or other legal entities be contributed, loaned, or made available to any non-U.S. candidate, party, or political committee.

7.14 Lockheed Martin, its subsidiaries and affiliates may make charitable contributions in accordance with CRX-251, Charitable Contributions. Charitable contributions may not be made at the suggestion, request, or at the behest of any foreign official to obtain any improper advantage or to a charity owned, controlled, or connected to a foreign official. Before authorizing a contribution, sufficient due diligence must be conducted to confirm that none of the money contributed by Lockheed Martin will be paid, directly or indirectly, to or for the benefit of any foreign official or otherwise paid, directly or indirectly, to or for the benefit of any foreign political party, organization, or public international organization to improperly influence any foreign official, government employee, or candidate for public office, or any official of a public international organization, in the performance of his or her officials duties, or to obtain any improper advantage. This due diligence must be conducted by the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee.

Anti-Corruption Due Diligence Requirements

7.15 Before engaging any international partner, a risk-based anti-corruption due diligence must be conducted to determine whether there is a reasonable risk that the international partner could pay or authorize improper payments to a foreign official. This requirement extends to international consultants, joint venture partners, teammates, and suppliers. The due diligence requires fact-collecting on the potential international partner, consultation with the element’s Legal Counsel, and anti-corruption certification by the potential international partner. The extent of the due diligence will vary depending on the risk factors raised by the potential international partner. Primary responsibility for fact-collecting on the potential international partner rests with the responsible Business Development executive and will include obtaining a completed Form C-730-2, International Business Venture Anti-Corruption Questionnaire, from potential international joint venture partners and international teammates, and providing it to the element’s Legal Counsel for review.

7.16 Supporting documentation for the due diligence must be maintained for five years after completion of the due diligence or after conclusion of the business relationship with the international partner, whichever is later.

International Consultants

7.17 Due diligence must be conducted on all international consultants in accordance with CRX-011.

International Joint Ventures

7.18 Any joint venture agreement with an international partner in connection with an international business opportunity must comply with CPS-016, Mergers, Acquisitions, Divestitures, Business Ventures, and Investments, and must be approved in writing by the element’s Legal Counsel and the business area Vice President & General Counsel before the agreement is entered into. Before providing approval, the business area Vice President & General Counsel and the element’s Legal Counsel must ensure that adequate risk-based anti-corruption due diligence has been conducted on the proposed international joint venture partner and that the joint venture agreement contains adequate Anti-Corruption Law compliance provisions.

7.19 Responsible Business Development personnel will consult with the element’s Legal Counsel to determine the appropriate level of due diligence based on potential Anti-Corruption Law exposure. At a minimum, the due diligence must include a completed Form C-730-2, International Business Venture Anti-Corruption Questionnaire. As part of the due diligence process, potential international joint venture partners also may be required to complete Form C-730-3, Anti-Corruption Law Certification. Element Legal Counsel may recommend additional investigation as warranted.

7.20 The appropriate due diligence, determined under paragraph 7.19, must be performed by or under the direction of the element’s Legal Counsel, with assistance from the responsible Business Development personnel.

7.21 In addition to the approvals required by CPS-016, the due diligence required by paragraph 7.20 must be reviewed by the business area Vice President & General Counsel and the Vice President & General Counsel - Lockheed Martin International or designee, who will determine whether the due diligence establishes sufficient evidence of likely future compliance with the Anti-Corruption Laws and satisfactorily mitigates potential anti-corruption risks. If additional due diligence is required, the element’s Legal Counsel will perform it, with the assistance of the business area Vice President & General Counsel and the Vice President & General Counsel - Lockheed Martin International or designee as necessary. If no additional due diligence is required and the joint venture agreement contains adequate Anti-Corruption Law compliance provisions, the element may enter into the joint venture agreement, provided that the requirements of CPS-016 have been satisfied. No joint venture with a proposed international joint venture partner may be entered into until the satisfactory completion of Anti-Corruption Law due diligence evidenced by the written confirmation of the element’s Legal Counsel and the business area Vice President & General Counsel and the written concurrence of the Vice President & General Counsel - Lockheed Martin International or designee.

International Teaming Agreements

7.22 Any teaming agreement with an international teammate in connection with an international business opportunity must comply with CPS-009, New Business Opportunity Management, and CPS-720, Compliance with the Antitrust Laws. Additionally, an international teaming agreement requires satisfactory Anti-Corruption Law due diligence of the proposed international teammate and provisions requiring compliance with applicable Anti-Corruption Laws.

7.23 Responsible Business Development personnel will consult with the element’s Legal Counsel, who will determine, with the corporate Global Supply Chain Operations Legal Counsel as appropriate, the extent of required due diligence based on potential Anti-Corruption Law exposure. At a minimum, the due diligence must include a completed Form C-730-2, International Business Venture Anti-Corruption Questionnaire. Potential international teammates also may be required to complete Form C-730-3, Anti-Corruption Law Certification. Element Legal Counsel may recommend additional investigation as warranted.

7.24 Due diligence will be performed under the direction of the element’s Legal Counsel with assistance from appropriate Business Development personnel. Element Legal Counsel, in consultation with the business area Vice President & General Counsel and the Vice President & General Counsel - Lockheed Martin International or designee as necessary, will determine whether the due diligence performed is sufficient and satisfactory.

7.25 If additional due diligence is required, the element’s Legal Counsel will perform it with the assistance of the business area Vice President & General Counsel and the Vice President & General Counsel - Lockheed Martin International or designee as necessary. If no additional due diligence is required and the teaming agreement contains adequate Anti-Corruption Law compliance provisions, the element may enter into the teaming agreement, provided that the requirements of CPS-009 and CPS-720 have been satisfied. No teaming agreement with a proposed international teammate may be entered into until the satisfactory completion of Anti-Corruption Law due diligence evidenced by the written confirmation of the element’s Legal Counsel and the business area Vice President & General Counsel and the written concurrence of the Vice President & General Counsel - Lockheed Martin International or designee.

International Suppliers

7.26 The Corporation will conduct risk-based Anti-Corruption Law due diligence on international suppliers of goods and services in its global supply chain. Through the supplier registration process, Global Supply Chain Operations will require international suppliers, when retained and on a periodic basis thereafter, to provide relevant information to evaluate compliance risk under the Anti-Corruption Laws. The Global Supply Chain Operations Legal Counsel, in consultation with the Vice President & General Counsel - Lockheed Martin International or designee, will review the prospective supplier’s registration form and consider other risk factors (such as whether the supplier is in a high risk country on the Transparency International Corruption Perceptions Index) to determine whether further due diligence is required. Such due diligence may include obtaining a completed Form C-730-4, International Subcontractor Anti-Corruption Questionnaire, from the supplier. Any further due diligence will be conducted by the Global Supply Chain Operations Legal Counsel with assistance from the Vice President & General Counsel - Lockheed Martin International or designee, and element Legal Counsel as appropriate. Global Supply Chain Operations will include appropriate provisions in its acquisition procedures to implement this requirement.

7.27 The Corporation will conduct risk-based Anti-Corruption Law due diligence on other third parties performing services on its behalf such as freight forwarders and customs brokers. This due diligence will be performed in accordance with risk assessment guidance that may be issued periodically by the Vice President & General Counsel - Lockheed Martin International or designee.

8.0 Financial and Accounting Directions

8.1 The corporate Vice President & Controller ensures that the accounting and recordkeeping activities of the Corporation adhere to the highest standards and conform to this policy. Yet with regard to ethics, legality, and propriety, each officer and employee involved with financial and accounting functions has an obligation that transcends normal reporting requirements. Each such individual must be alert to possible violations of the following financial and accounting directions and must report suspected violations to the corporate Vice President & Controller and the element’s Legal Counsel.

8.2 All cash, bank accounts, investments, and other assets of the Corporation always must be recorded accurately in any books or records of the Corporation. In accordance with CPS-011, Internal Control, and the Corporate Controller’s Manual, personnel responsible for the Corporation’s financial books, records, and internal accounting controls periodically must review these books, records, and controls to ensure their compliance with the Anti-Corruption Laws. Bank accounts should be opened or closed only upon the prior written approval of the corporate Vice President & Treasurer or an Assistant Treasurer of Lockheed Martin Corporation. Anonymous (“numbered”) accounts must not be maintained. See Treasurer’s Operating Instruction TOI-10-1, Establishment/Closure of Bank Accounts.

8.3 Payments must not be made into anonymous bank accounts or other accounts not in the name of the payee or of an entity known to be controlled by the payee.

8.4 Except for regular, approved cash payroll payments and normal disbursements from petty cash supported by signed receipts or other appropriate documentation, payments must not be made in cash. Checks must not be drawn to the order of “cash,” “bearer,” or similar designations.

8.5 Fictitious invoices, over-invoices, or other misleading documentation must not be used.

8.6 Fictitious entities, sales, purchases, services, loans, or financial arrangements must not be used.

8.7 Check requests must be in writing and contain a complete explanation of the purpose of and authority for the payment. The explanation must accompany all documents submitted in the course of the issuing process. The explanation must be kept on file at the paying location.

8.8 Payments for Lockheed Martin purchase orders must be made in accordance with CPS-113, Acquisition of Goods and Services. No purchase orders may be entered into with, and no payments may be made to, a foreign official or an officer or official of a foreign government-owned or -controlled commercial enterprise. Any such purchase orders and related payments must be made to the foreign government or foreign government-owned or -controlled commercial enterprise.

8.9 Commercial card payments must be made in accordance with CRX-327, Commercial Cards, and must be made only for a legitimate business purpose. No commercial card payment may be made to a foreign official or an officer or official of a foreign government-owned or -controlled commercial enterprise. Any such payment must be made to the foreign government or foreign government-owned or -controlled commercial enterprise.

8.10 Payments for any services rendered to the Corporation by a foreign official or an officer or official of a foreign government-owned or -controlled commercial enterprise, including honorarium payments and reimbursement of expenses, must be made solely to the foreign government agency or instrumentality employing the individual. Payments must be made by check directly to the foreign government agency or instrumentality, or by wire to its named bank account in the foreign government agency’s or instrumentality’s country, or by wire through its duly authorized correspondent bank in the United States. No such payment may be made without the prior written approval of the business area Vice President & General Counsel or the Vice President & General Counsel - Lockheed Martin International or designee.

8.11 Receipts, whether in cash or checks, must be deposited promptly in a bank account of the Corporation. Any director, officer, or employee who suspects the possibility that a bribe, kickback, or over-invoice is associated with a particular receipt or payment, or that an understanding exists that all or a portion of a receipt or payment will be rebated, refunded, or otherwise paid in contravention of the laws of any jurisdiction, must immediately report that suspicion to the Responsible Officer, the chief financial officer of the element, and the element’s Legal Counsel. Consultants must immediately report such suspicions to their agreement monitors, who must immediately refer the matter to the Responsible Officer, the chief financial officer of the element, and the element’s Legal Counsel. The Responsible Officer must report any such suspicion in writing to the Vice President & General Counsel - Lockheed Martin International or designee with a copy to the element’s Legal Counsel.

8.12 See paragraphs 9.22-9.25 for annual reporting requirements.

9.0 Hospitality Guidelines

9.1 These Hospitality Guidelines apply with respect to officials or employees of foreign governments, or agencies or instrumentalities of foreign governments, in all countries, including such activities in the United States. Guidance for hospitality related to U.S. government officials is in CPS-008.

Note: Hospitality must not be provided to any employee or other member of a commercial enterprise (who is not a foreign official) with the intention of inducing or rewarding him or her to perform certain functions improperly. Further, no Lockheed Martin director, officer, or employee may request, agree to receive, or accept a financial or other advantage from any employee or other member of a commercial enterprise (whether a national of the U.K., U.S., or elsewhere), intending that, in consequence, a function or activity will be performed improperly or as a reward for the improper performance.

9.2 All hospitality offered on behalf of Lockheed Martin must be directly related to Lockheed Martin business (that is, the sale of its products and services) or otherwise directly in support of its business interests. Non-business related hospitality is not permitted. Any question as to whether hospitality is directly related to Lockheed Martin business must be referred to the element’s Legal Counsel for resolution.

9.3 Hospitality always must be reasonable and proportionate in amount; offered in good faith only in connection with the promotion, demonstration, or explanation of company products or services, or the execution or performance of a contract with a foreign government or an agency; lawful under applicable local law; and appropriate under the circumstances so as not to create an appearance of impropriety. Hospitality must never be offered or provided in return for any favor or benefit to Lockheed Martin or to influence improperly any official decision.

9.4 Unless otherwise provided in the Hospitality Rules for Foreign Officials or approved by the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee in writing, expenses for meals and refreshments must not exceed the following U.S. dollar amount per person per day:

•	Breakfast–$50.00

•	Lunch–$100.00

•	Dinner–$150.00

•	Refreshments–$50.00

9.5 Higher amounts may be appropriate in a specific country but must be approved by the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee, supported by a written legal opinion obtained from outside counsel stating that the higher amounts comply with the country’s laws and regulations and are not unreasonable or excessive. The element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee may rely on an existing legal opinion from outside counsel they deem applicable if it is not more than two years old.

9.6 The frequency of hospitality must be carefully monitored, as the cumulative effect of frequent hospitality may give rise to the appearance of impropriety. Hospitality provided to a foreign official by an element must not exceed six events in any calendar year. An “event” is one or more instances of hospitality provided to a foreign official in one day. For example, an “event” may be a single dinner for one or more foreign officials at the Paris Air Show, or it may be lunch, dinner, and hotel accommodations for a foreign official visiting a Lockheed Martin facility for one night. For purposes of this paragraph, an “event” does not include meals or refreshments and snacks served in Lockheed Martin facilities in the context of business meetings during normal business hours. An “event” also does not include local ground transportation (other than rental vehicles operated by foreign officials) for foreign officials between an airport, hotel, restaurant, and Lockheed Martin facility, the giving of marketing gifts bearing the Lockheed Martin logo that cost less than $100, or any hospitality specifically required by a contract in writing. Where an element anticipates hospitality for a foreign official in excess of six events in any calendar year, the element’s Legal Counsel must provide prior written approval.

9.7 Unless otherwise provided in the Hospitality Rules for Foreign Officials, if Lockheed Martin will pay airfare or lodging expenses for foreign government officials or employees in connection with a plant visit or similar activity, the element must send invitations or itineraries, or both, to the foreign officials or employees to inform them of the hospitality that Lockheed Martin is proposing to provide, enable consultation with their superiors, and give them the option to decline. The element also must obtain prior written approval or confirmation from the invitee’s superior or other authorized official that the visit and proposed hospitality are permissible. If the confirmation or approval is verbal, a file memorandum documenting the conversation is sufficient. If obtaining prior approval is not practical for very senior invitees, the element’s Legal Counsel must obtain a written legal opinion from outside counsel that addresses the particular circumstances of the visit and confirms that the visit is lawful under applicable local law.

9.8 When a plant visit is specifically required by the terms of a contract with a foreign government customer or Foreign Military Sales contract, prior written approval or confirmation from the invitee’s superior or other authorized official is not required, but all hospitality expenses related to the visit must comply with these Hospitality Guidelines unless approved in writing by the element’s Legal Counsel. Whenever feasible, payment or reimbursement must be made to the foreign government or agency involved, not directly to the individual official incurring the expense.

9.9 Refreshments, meals, or mementos of reasonable value that otherwise comply with these Hospitality Guidelines that are furnished in connection with trade shows; association meetings; official governmental functions; or ceremonial, commemorative, or celebratory functions such as ship launchings, airplane rollouts, deliveries, or demonstrations, are permissible. Opinions from the element’s Legal Counsel and outside counsel are not required with respect to the foreign government officials’ or employees’ participation in such an event if foreign government officials or employees from three or more countries are invited and the refreshments, meals, or mementos to be offered are of reasonable value and otherwise comply with these Hospitality Guidelines, and are not offered to influence improperly any official decision. Element Legal Counsel should be notified at least 15 days before the event. The notification must generally describe the event; the per person cost of the refreshments, meals, and mementos offered; and any other relevant aspects of the event.

9.10 Cash gifts to foreign officials are not permitted under any circumstances. Per diem payments are similarly prohibited unless they are expressly provided for in a written contract with a foreign government customer. Per diem payments must be paid strictly in accordance with contract requirements and payment must be made by check, not cash. When feasible, the check for per diem payments should be made payable to the foreign government customer, not to any individual foreign official. Payment always must be accompanied by appropriate documentation accurately recording the amount and nature of the payment in accordance with the contract requirement.

9.11 Unless otherwise provided in the Hospitality Rules for Foreign Officials, product models or pictures of little or no intrinsic value bearing the company logo or other items of small dollar value (less than U.S. $100) that are distributed for advertising or commemorative purposes are permitted. Gifts to foreign officials valued at $100 or more must have the prior written approval of the element’s Legal Counsel, who must obtain from outside counsel a written opinion that the higher amount complies with the foreign country’s laws and regulations. No item costing more than $1,000 (regardless of intrinsic value) may be given without the prior written approval of the Vice President & General Counsel - Lockheed Martin International or designee. When appropriate, a gift should be made to the customer organization, not to an individual.

9.12 Use of Lockheed Martin corporate aircraft to transport foreign officials is prohibited unless prior written authorization is obtained from the Senior Vice President, General Counsel & Corporate Secretary, the Vice President & General Counsel - Lockheed Martin International or designee, or the corporate Vice President & Associate General Counsel-Litigation & Compliance. Authorization will not be given without review and approval by the element’s Legal Counsel and the business area Vice President & General Counsel. The request must be accompanied by a legal opinion of outside counsel approving the use of the aircraft. Other non-local transportation may be approved, after legal review, on a case-by-case basis.

9.13 All commercial airfare for foreign officials paid for by Lockheed Martin will be coach or business class, depending on the officials’ status or rank. No first class airfare for such officials will be paid for by Lockheed Martin without prior written authorization by the Vice President & General Counsel - Lockheed Martin International or designee.

9.14 The prior written approval of the element’s Legal Counsel is required for any hospitality offered to the spouse and/or children of a foreign official.

Quarterly Hospitality Reporting Requirements

9.15 The Responsible Officer must ensure that quarterly written reports of all Reportable Hospitality offered to foreign officials are provided by Finance or its designee to the element’s Legal Counsel within 30 days after the end of the first, second, and third calendar quarters.

9.16 “Reportable Hospitality” includes:

•	Anything of value offered to foreign officials in violation of this policy or the Anti-Corruption Laws, including any facilitating payments and Personal Safety Payments (the latter of which do not violate this policy);

•	Any cash payment, including a cash per diem payment, made to a foreign official;

•	Any hospitality that exceeds the monetary limits of these Hospitality Guidelines without prior approval by the Legal department; and

•	Hospitality provided under a contract that is not specifically required by that contract and not covered by paragraph 9.17.

9.17 “Reportable Hospitality” does not include:

•	Hospitality for which there is no monetary limit in these Hospitality Guidelines;

•	Any hospitality that does not exceed the monetary limits of these Hospitality Guidelines or hospitality in excess of the limits that has been approved in advance by the Legal department;

•	Any hospitality specifically required by a contract (other than cash payments or per diems, which are always reportable); and

•	Any hospitality that complies with this policy and the Anti-Corruption Laws.

9.18 The reporting of Reportable Hospitality applies even if the element’s Legal Counsel subsequently has granted approval and, where applicable, obtained a written opinion from outside counsel. The quarterly written reports must specify the names and titles of recipients, countries represented, expenses incurred, and type and business purpose of the hospitality. The Responsible Officer must specifically identify any instance of Reportable Hospitality, describing the nature of the Reportable Hospitality, providing a copy of any legal opinions obtained relating to the noncompliance or potential violation, and explaining the corrective action taken or to be taken. This reporting requirement is in addition to and separate from any reports required to be made to any element’s Finance organization.

9.19 The element’s Legal Counsel must review the quarterly written reports and prepare a written report to the appropriate business area Vice President & General Counsel and the Vice President & General Counsel - Lockheed Martin International or designee within 60 days after the end of each of the first three calendar quarters. The report must identify any hospitality exceeding the limits in these Hospitality Guidelines for which the element’s Legal Counsel subsequently has granted approval and, where applicable, obtained a written opinion from outside counsel, and any instance of Reportable Hospitality, describing the nature of the noncompliance or potential violation and explaining the corrective action taken or to be taken. The element’s Legal Counsel must post the quarterly report within the 60 day period on the Hospitality Reporting Web site. If no Reportable Hospitality was provided to foreign officials during the quarter, the quarterly report (specifying “no Reportable Hospitality”) still must be posted.

9.20 The Hospitality Rules for Foreign Officials are approved by the Vice President & General Counsel - Lockheed Martin International or designee and will be updated periodically. No hospitality may be authorized under these Hospitality Guidelines unless it complies with the Hospitality Rules for Foreign Officials or has been approved by the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee based on a written opinion of outside counsel that the hospitality complies with the foreign country’s laws and regulations.

9.21 Because foreign legal opinions may take many days to obtain, the element’s Legal Counsel should be consulted as early as possible—at least five business days before the event.

Annual Reporting Requirements

9.22 Within 60 days after the end of each calendar year, each Responsible Officer must prepare a report, which must be submitted to the corporate Vice President & Controller, with respect to:

•	All commissions and contingent fees; and

•	Reportable Hospitality.

9.23 The Responsible Officer must certify in the report that, to the best of his or her knowledge, the information in the report is accurate and all transactions during the year complied with this policy and the Anti-Corruption Laws, except as noted. The Responsible Officer must specifically identify any instance of Reportable Hospitality, providing a copy of any legal opinions obtained relating to the noncompliance or potential violation to the Vice President & General Counsel - Lockheed Martin International or designee, and explaining the corrective action taken or to be taken. The element’s chief financial officer and Legal Counsel will provide inputs and advise the Responsible Officer on preparation of the report, which must include an Internal Certification to the Vice President & Controller—Compliance with the Anti-Corruption Laws. See Form C-730-1 for a sample certification.

9.24 Within 120 days after the end of each calendar year, the corporate Vice President & Controller and the Vice President & General Counsel - Lockheed Martin International or designee must prepare a report to the corporate Executive Vice President & Chief Financial Officer and the Senior Vice President, General Counsel & Corporate Secretary, as the basis for a submission to the Audit Committee of the Board of Directors of Lockheed Martin Corporation at its next scheduled meeting with respect to:

•	Compliance with the Anti-Corruption Laws and this policy;

•	Unlawful or irregular payments under the Anti-Corruption Laws;

•	Undisclosed/unrecorded funds or assets; and

•	Entries in the books and records of the Corporation for other than the purpose described.

9.25 The corporate Executive Vice President & Chief Financial Officer and the Senior Vice President, General Counsel & Corporate Secretary each must certify in the report that, to the best of his or her knowledge, the information in the report is accurate and all transactions during the year complied with the Anti-Corruption Laws and this policy, except as noted. The chief financial officer of each element must provide input to the corporate Vice President & Controller for the report.

10.0 Training

All directors, officers, and employees of the Corporation and all of its wholly owned subsidiaries involved in international business are required to complete annual training on compliance with Anti-Corruption Laws in a form determined by the Legal department in consultation with the Office of Ethics and Sustainability. Annual training of international consultants will be conducted in accordance with CRX-011.

11.0 Corporate Internal Audit

In accordance with its annual audit plans, corporate Internal Audit periodically will assess or audit internal controls across the Corporation, assuring compliance with this policy.

12.0 Deviations

Any deviation from this policy requires the prior written approval of the Owner listed in Lockheed Martin Command Media Central (U.S.) (Outside U.S.) or designee. Deviations will not be granted unless legal opinions have been obtained from competent outside counsel that the conduct for which approval is sought does not violate the Anti-Corruption Laws.

Maryanne Lavan

Senior Vice President, General Counsel & Corporate Secretary